Exhibit 99.1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated March 15, 2021

alexANDER mitchell	SCOPUS CAPITAL, INC.

/s/ Daniel Fried, attorney-in-fact	By:	/s/ Daniel Fried
	Name:	Daniel Fried
	Title:	Attorney-in-Fact

SCOPUS ASSET MANAGEMENT, L.P.		SCOPUS ADVISORS, LLC
By:	Scopus Capital, Inc., its General Partner

By:	/s/ Daniel Fried	By:	/s/ Daniel Fried
Name:	Daniel Fried	Name:	Daniel Fried
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

SCOPUS VISTA PARTNERS, L.P.
By:	Scopus Advisors, LLC, its General Partner

By:	/s/ Daniel Fried
Name:	Daniel Fried
Title:	Attorney-in -Fact

LIMITED POWER OF ATTORNEY FOR

SECTION 13(d) REPORTING PURPOSES

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Daniel Fried, acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) execute for, and on behalf of, the undersigned, in the undersigned’s capacity as a greater than 5% beneficial owner of Twin Ridge Capital Acquisition Corp. (the “Company”), Schedule 13D or Schedule 13G in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”);

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare, complete and execute any such Schedule 13D or Schedule 13G, and any amendments or joint filing agreements thereto, and timely file such Schedule 13D or Schedule 13G or reports with the United States Securities and Exchange Commission; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s sole discretion.

The undersigned hereby gives and grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned hereby acknowledges that (a) the foregoing attorney-in-fact is serving in such capacity at the request of the undersigned; (b) this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information; (c) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable; (d) neither the Company nor any attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act or (ii) any liability of the undersigned for any failure to comply with such requirements; and (e) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 13(d) of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D or Schedule 13G with respect to the undersigned’s holdings of securities issued by the Company, unless earlier revoked as to the attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of March, 2021.

alexANDER mitchell	SCOPUS CAPITAL, INC.

/s/ Alexander Mitchell	By:	/s/ Alexander Mitchell
	Name:	Alexander Mitchell
	Title:	Sole Shareholder

SCOPUS ASSET MANAGEMENT, L.P.		SCOPUS ADVISORS, LLC
By:	Scopus Capital, Inc., its General Partner

By:	/s/ Alexander Mitchell	By:	/s/ Alexander Mitchell
Name:	Alexander Mitchell	Name:	Alexander Mitchell
Title:	Sole Shareholder	Title:	Sole Member

SCOPUS VISTA PARTNERS, L.P.
By:	Scopus Advisors, LLC, its General Partner

By:	/s/ Alexander Mitchell
Name:	Alexander Mitchell
Title:	Sole Member